UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

____________________

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

CUBESMART

CUBESMART, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54462	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Old Lancaster Road, Malvern,  Pennsylvania 19355

(Address of Principal Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2016, CubeSmart (the “Company”) entered into the first amendment to employment agreement (the “Amendment”), with Christopher P. Marr, President and Chief Executive Officer of the Company.  The Amendment modifies the employment agreement, effective as of January 1, 2014, between the Company and Mr. Marr (the “Employment Agreement”) to change the definition of “Good Reason” therein to extend the time period that the Company has to adopt a separation or severance plan applicable to Mr. Marr to December 1, 2016 (from October 1, 2016).  The other terms and conditions of the Employment Agreement remain in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is being filed hereto as Exhibit 99.1, and which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	First Amendment to Executive Employment Agreement, dated as of September 30, 2016, by and between CubeSmart and Christopher P. Marr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: September 30, 2016	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

	By:	CubeSmart, its general partner
Date: September 30, 2016	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	First Amendment to Executive Employment Agreement, dated as of September 30, 2016, by and between CubeSmart and Christopher P. Marr.